                                                                  Exhibit 3.4

















                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                          UNITED NATURAL FOODS, INC.

                         AMENDED AND RESTATED BY-LAWS

                               TABLE OF CONTENTS


                                                                   Page

         ARTICLE 1 - Stockholders...............................     1

            Section 1.1  Place of Meetings......................     1
            Section 1.2  Annual Meeting.........................     1
            Section 1.3  Special Meetings.......................     1
            Section 1.4  Notice of Meetings.....................     1
            Section 1.5  Voting List............................     2
            Section 1.6  Quorum.................................     2
            Section 1.7  Adjournments...........................     2
            Section 1.8  Voting and Proxies.....................     2
            Section 1.9  Action at Meeting......................     3
            Section 1.10 Nomination of Directors................     3
            Section 1.11 Notice of Business at Annual Meetings..     4
            Section 1.12  Action without Meeting................     5
            Section 1.13  Organization..........................     5

         ARTICLE 2 - Directors..................................     5

            Section 2.1  General Powers.........................     5
            Section 2.2  Number; Election and Qualification.....     5
            Section 2.3  Classes of Directors...................     6
            Section 2.4  Terms of Office........................     6
            Section 2.5  Allocation of Directors Among Classes
                         in the Event of Increases or
                         Decreases in the Number of Directors...     6
            Section 2.6  Vacancies..............................     7
            Section 2.7  Resignation............................     7
            Section 2.8  Regular Meetings.......................     7
            Section 2.9  Special Meetings.......................     7
            Section 2.10 Notice of Special Meetings.............     7
            Section 2.11 Meetings by Telephone Conference
                         Calls..................................     8
            Section 2.12 Quorum.................................     8
            Section 2.13 Action at Meeting......................     8
            Section 2.14 Action by Consent......................     8
            Section 2.15 Removal................................     8
            Section 2.16 Committees.............................     8
            Section 2.17 Compensation of Directors..............     9

                                                                    Page
                                                                    ----

         ARTICLE 3 - Officers...................................     9

            Section 3.1  Enumeration............................     9
            Section 3.2  Election...............................     9
            Section 3.3  Qualification..........................     9
            Section 3.4  Tenure.................................    10
            Section 3.5  Resignation and Removal................    10
            Section 3.6  Vacancies..............................    10
            Section 3.7  Chairman of the Board and Vice
                         Chairman of the Board..................    10
            Section 3.8  Chief Executive Officer and
                         President..............................    10
            Section 3.9  Vice Presidents........................    11
            Section 3.10 Secretary and Assistant Secretaries....    11
            Section 3.11 Treasurer and Assistant Treasurers.....    11
            Section 3.12 Salaries...............................    12

         ARTICLE 4 - Capital Stock..............................    12

            Section 4.1  Issuance of Stock......................    12
            Section 4.2  Certificates of Stock..................    12
            Section 4.3  Transfers..............................    13
            Section 4.4  Lost, Stolen or Destroyed
                         Certificates...........................    13
            Section 4.5  Record Date............................    13

         ARTICLE 5 - General Provisions.........................    14

            Section 5.1  Fiscal Year............................    14
            Section 5.2  Corporate Seal.........................    14
            Section 5.3  Waiver of Notice.......................    14
            Section 5.4  Voting of Securities...................    14
            Section 5.5  Evidence of Authority..................    14
            Section 5.6  Certificate of Incorporation...........    15
            Section 5.7  Transactions with Interested Parties...    15
            Section 5.8  Severability...........................    15
            Section 5.9  Pronouns...............................    15

         ARTICLE 6 - Nominating Committee.......................    16

            Section 6.1  Appointment; Authority.................    16
            Section 6.2  Nominations Prior to a
                         Termination Event......................    16
            Section 6.3  Nominations After a
                         Termination Event......................    17
            Section 6.4  Tenure and Qualifications..............    17
            Section 6.5  Meetings...............................    17

                                                                   Page
                                                                   ----

            Section 6.6  Quorum.................................    17
            Section 6.7  Vacancies..............................    17
            Section 6.8  Resignations and Removal...............    18
            Section 6.9  Procedure..............................    18

         ARTICLE 7 - Amendments.................................    18

            Section 7.1  By the Board of Directors..............    18
            Section 7.2  By the Stockholders....................    18
            Section 7.3  Certain Provisions......................   18

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                          UNITED NATURAL FOODS, INC.


                           ARTICLE 1 - Stockholders


     1.1   Place of Meetings.  All meetings of stockholders shall be held
           -----------------
at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or, if not so designated, at the registered office of the corporation.

     1.2   Annual Meeting.  The annual meeting of stockholders for the
           --------------
election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held within six months after the end of each fiscal year of the corporation on a date to be fixed by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

     1.3   Special Meetings.  Special meetings of stockholders may be
           ----------------
called at any time by the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4   Notice of Meetings.  Except as otherwise provided by law,
           ------------------
written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than

60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.5   Voting List.  The officer who has charge of the stock ledger of
           -----------
the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

     1.6   Quorum.  Except as otherwise provided by law, the Certificate of
           ------
Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

     1.7   Adjournments.  Any meeting of stockholders may be adjourned to
           ------------
any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stock-holder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     1.8   Voting and Proxies.  Each stockholder shall have one vote for
           ------------------
each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of

Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

     1.9   Action at Meeting.  When a quorum is present at any meeting, the
           -----------------
holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

     1.10  Nomination of Directors.  Only persons who are nominated in
           -----------------------
accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.10. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee,
(iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     1.11  Notice of Business at Annual Meetings.  At an annual meeting of
           -------------------------------------
the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Section 1.10 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these

By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.11 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.11.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

     1.12  Action without Meeting.  Stockholders may not take any action by
           ----------------------
written consent in lieu of a meeting.

     1.13  Organization.  The Chairman of the Board, or in his absence the
           ------------
Vice Chairman of the Board designated by the Chairman of the Board, or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.


                             ARTICLE 2 - Directors


     2.1   General Powers.  The business and affairs of the corporation
           --------------
shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2   Number; Election and Qualification.  The number of directors
           ----------------------------------
which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

     2.3   Classes of Directors.  The Board of Directors shall be and is
           --------------------
divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     2.4   Terms of Office.  Each director shall serve for a term ending on
           ---------------
the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 1997; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1999; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     2.5   Allocation of Directors Among Classes in the Event of Increases
           ---------------------------------------------------------------
or Decreases in the Number of Directors.  In the event of any increase or
---------------------------------------
decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     2.6   Vacancies.  Any vacancy in the Board of Directors, however
           ---------
occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     2.7   Resignation.  Any director may resign by delivering his written
           -----------
resignation to the corporation at its principal office or to the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.8   Regular Meetings.  Regular meetings of the Board of Directors
           ----------------
may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.9 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), two or more directors, or by one director in the event that there is only a single director in office.

     2.10  Notice of Special Meetings.  Notice of any special meeting of
           --------------------------
directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy, or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     2.11  Meetings by Telephone Conference Calls.  Directors or any
           --------------------------------------
members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.12  Quorum.  A majority of the total number of the whole Board of
           ------
Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     2.13  Action at Meeting.  At any meeting of the Board of Directors at
           -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     2.14  Action by Consent.  Any action required or permitted to be taken
           -----------------
at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

     2.15  Removal.  Directors of the corporation may be removed only for
           -------
cause by the affirmative vote of the holders of two-thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote.

     2.16  Committees.  The Board of Directors may, by resolution passed by
           ----------
a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, including the Nominating Committee provided for in Article 6 of these By-Laws. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

     2.17  Compensation of Directors.  Directors may be paid such
           -------------------------
compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


                             ARTICLE 3 - Officers
                             --------------------

     3.1   Enumeration.  The officers of the corporation shall consist of a
           -----------
President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2   Election.  The President, Treasurer and Secretary shall be
           --------
elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     3.3   Qualification.  No officer need be a stockholder.  Any two or more
           -------------
offices may be held by the same person.

     3.4   Tenure.  Except as otherwise provided by law, by the Certificate
           ------
of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.5   Resignation and Removal.  Any officer may resign by delivering
           -----------------------
his written resignation to the corporation at its principal office or to the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.6   Vacancies.  The Board of Directors may fill any vacancy
           ---------
occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.7   Chairman of the Board and Vice Chairman of the Board.  The Board
           ----------------------------------------------------
of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

     3.8   Chief Executive Officer and President. The Chief Executive Officer
           -------------------------------------
or, if there is no Chief Executive Officer, the President, shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer and President shall perform such other duties and have such other powers that the Board of Directors may from time to time prescribe.

     3.9   Vice Presidents.  Any Vice President shall perform such duties
           ---------------
and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10  Secretary and Assistant Secretaries.  The Secretary shall perform
           -----------------------------------
such duties and shall have such powers as the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11  Treasurer and Assistant Treasurers.  The Treasurer shall perform
           ----------------------------------
such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President). In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.12  Salaries.  Officers of the corporation shall be entitled to such
           --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


                           ARTICLE 4 - Capital Stock
                           -------------------------


     4.1   Issuance of Stock.  Unless otherwise voted by the stockholders
           -----------------
and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2   Certificates of Stock.  Every holder of stock of the corporation
           ---------------------
shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3   Transfers.  Except as otherwise established by rules and
           ---------
regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     4.4   Lost, Stolen or Destroyed Certificates.  The corporation may
           --------------------------------------
issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

     4.5   Record Date.  The Board of Directors may fix in advance a date as a
           -----------
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                        ARTICLE 5 - General Provisions
                        ------------------------------


     5.1   Fiscal Year.  The fiscal year of the corporation shall be
           -----------
determined by resolution of the Board of Directors.

     5.2   Corporate Seal.  The corporate seal shall be in such form as
           --------------
shall be approved by the Board of Directors.

     5.3   Waiver of Notice.  Whenever any notice whatsoever is required to
           ----------------
be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     5.4   Voting of Securities.  Except as the directors may otherwise
           --------------------
designate, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

     5.5   Evidence of Authority.  A certificate by the Secretary, or an
           ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6   Certificate of Incorporation.  All references in these By-Laws
           ----------------------------
to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     5.7   Transactions with Interested Parties.  No contract or
           ------------------------------------
transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

           (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

           (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

           (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


     5.8   Severability.  Any determination that any provision of these
           ------------
By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

     5.9   Pronouns.  All pronouns used in these By-Laws shall be deemed to
           --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


                       ARTICLE 6 - Nominating Committee
                       --------------------------------


     6.1   Appointment; Authority.  The Chairman and Vice Chairman of the
           ----------------------
Board of Directors shall constitute a Nominating Committee. The Nominating Committee shall have the powers and shall follow the procedures set forth in this Article 6 until such time as the Board of Directors takes action as set forth in Section 6.4. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Nominating Committee shall have the authority to nominate persons to serve as directors and stand for election at the annual meeting of stockholders. Nothing set forth in this Article 6 shall prevent any stockholder, at the annual meeting of stockholders, from nominating persons, other than those nominated by the Nominating Committee, to serve as directors in accordance with Section 1.10 hereof.

     6.2   Nominations Prior to a Termination Event.  Prior to the
           ----------------------------------------
occurrence of a Termination Event (as defined below), each member of the Nominating Committee shall have sole power and authority independent of the other, to nominate three (3) persons (one of whom may be himself) for election as director, comprising a total of three (3) directors for each Nominating Committee member, it being the intent that, with the three (3) classes of directors, each member of the Nominating Committee will have the right, at all times prior to the occurrence of a Termination Event, to nominate a total of three (3) directors including himself, and that such nominees shall constitute the nominees of the full Board of Directors. As such, each member of the Nominating Committee shall have the right to nominate one person in each class of the Board of Directors (as set forth in Section 2.3), which, depending on the class, may include himself. For the nomination and election of directors in any class other than those above provided, and otherwise than any director that the Corporation is contractually obligated to a third-party to nominate and elect, the members of the Nominating Committee shall jointly nominate persons who are acceptable to both members ("Joint Nominees"). If unable to agree on Joint Nominees, then each member shall nominate one (1) person and the full Board of Directors by majority vote shall vote from among such two (2) nominees. In the event of a vacancy on the board, if one member of the Nominating Committee had the sole authority to nominate the person who vacated that seat, that Nominating Committee member shall have sole power and authority to nominate a person to fill such vacancy. Otherwise the members shall nominate a Joint Nominee and if unable to so agree, then each member shall nominate one (1) person and the full Board of Directors by majority vote shall vote from among such two (2) nominees. A "Termination Event" shall mean the earliest to occur of (i) the day after the first annual meeting of stockholders of the corporation held after the corporation's initial public offering or (ii) the date on which either the Chairman or Vice Chairman beneficially owns less than fifteen percent (15%) of the corporation's outstanding Common Stock.

     6.3   Nominations After a Termination Event.  After the occurrence of
           -------------------------------------
a Termination Event, the members of the Nominating Committee shall jointly nominate persons who are acceptable to both members ("Joint Nominees"). If unable to agree on Joint Nominees, then each member shall nominate one (1) person and the full Board of Directors by majority vote shall vote from among such two (2) nominees and any other persons nominated by members of the Board of Directors. In the event of a vacancy on the Board, the members shall nominate a Joint Nominee and if unable to so agree, then each member shall nominate one (1) person and the full Board of Directors by majority vote shall vote from among such two (2) nominees and any other persons nominated by members of the Board of Directors.

     6.4   Tenure and Qualifications.  Each member of the Nominating
           -------------------------
Committee shall so serve as a member as long as that member holds the office of Chairman or Vice Chairman of the Board of Directors. The Nominating Committee shall continue to act until such time as the Board of Directors terminates the duties of the Committee, which right of termination is so reserved by the Board of Directors and which action may only be taken by the affirmative vote of such number of the members of the Board of Directors as shall equal a majority of the Board of Directors plus one (1).

     6.5   Meetings.  Meetings of the Nominating Committee may be held
           --------
without notice at such times and places as the Nominating Committee may fix from time to time by resolution or mutual agreement. The notice of any meeting of the Nominating Committee need not state the business proposed to be transacted at the meeting.

     6.6   Quorum.  Both of the members of the Nominating Committee shall
           ------
constitute a quorum for the transaction of business at any meeting thereof, and action of the Nominating Committee shall be authorized by the affirmative vote of both of the members present at a meeting.

     6.7   Vacancies.  Any vacancy in the Nominating Committee shall be
           ---------
filled by vote of a majority of the remaining members of the Board of Directors.

     6.8   Resignations and Removal.  Any member of the Nominating
           ------------------------
Committee may be removed at any time with and not without cause by the Board of Directors acting in accordance with the voting requirements of Section 6.3. Any member of the Nominating Committee may resign from the Nominating Committee at any time by giving written notice to the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     6.9   Procedure.  The Nominating Committee by agreement of its two (2)
           ---------
members may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.


                            ARTICLE 7 - Amendments
                            ----------------------


     7.1   By the Board of Directors.  These By-Laws may be altered,
           -------------------------
amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     7.2   By the Stockholders.  Except as otherwise provided in Section
           -------------------
7.3, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting.

     7.3   Certain Provisions.  Notwithstanding any other provision of law,
           ------------------
the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with
Section 1.3, Section 1.10, Section 1.11, Section 1.12, Section 1.13, Article 2 or Article 7 of these By-Laws.